Exhibit 10.2

AMENDMENT NO. 1 TO

CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AND SECURITY AGREEMENT (this “Amendment”) is made and effective as of the 31st day of August, 2015, by and among PEOPLESERVE PRS, INC., a Massachusetts corporation (“Borrower”), STAFFING 360 SOLUTIONS, INC., a Nevada corporation (as “Staffing 360”), and MIDCAP FUNDING X TRUST, a Delaware statutory trust, as successor-by-assignment to MidCap Financial Trust (as Agent for Lenders, “Agent”, and individually, as a Lender), and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.

RECITALS

A.         Borrower, Agent and Lenders are party to that certain Credit and Security Agreement dated as of April 8, 2015 (as amended hereby and as it may be further amended, modified and restated from time to time, the “Credit Agreement”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Credit Agreement.

B.         Borrower, Agent and Lenders have agreed to amend the Credit Agreement as set forth herein.

C.         As an the inducement to the Borrower, Agent and Lenders to enter into this Agreement, Staffing 360, which is a Guarantor but not a Credit Party under the Credit Agreement, has agreed to enter into this Agreement for the limited purposes set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders, Borrower and Staffing 360 hereby agree as follows:

1.         Recitals. This Amendment shall constitute a Financing Document and the Recitals set forth above shall be construed as part of this Amendment as if set forth fully in the body of this Amendment.

2.         [Reserved].

3.         Amendment to Credit Agreement.

(a)         Article 6 of the Credit Agreement is hereby amended as follows:

(i)         Section 6.3 (Minimum Liquidity). Section 6.3 is hereby amended and restated in its entirety to read as follows:

Minimum Liquidity. Commencing November 30, 2015 and until such time as all Obligations are paid, satisfied and discharged in full, the Credit Parties shall, as of the end of any month, have Minimum Liquidity equal to or in excess of $3,000,000; provided, however, if no Event of Default exists (x) upon repayment in full of the Term Loan, or (y) if the Fixed Charge Ratio, as determined in Section 6.2, has been greater than 1.20x for three consecutive Defined Periods, Minimum Liquidity shall no longer be tested under this Section 6.3.

(ii)         Section 6.4 (Minimum Adjusted EBITDA). Section 6.4 is hereby amended and restated in its entirety to read as follows:

Minimum Adjusted EBITDA. For the Fiscal Months ending as of May 30, 2015, June 27, 2015, July 25, 2015 and November 28, 2015, the Credit Parties shall not, as of the end of the applicable Fiscal Month, permit Minimum Adjusted EBITDA for (i) the nine-Fiscal-Month period ending May 30, 2015 to be less than $560,000, (ii) the ten-Fiscal-Month period ending June 27, 2015 to be less than $625,000, (iii) the eleven-Fiscal-Month period ending July 25, 2015 to be less than $775,000, and (iv) the Defined Period of T12M ending November 28, 2015 to be less than $1,200,000.

(iii)         Section 6.5 (Evidence of Compliance). Section 6.5 is hereby amended and restated in its entirety to read as follows:

Evidence of Compliance. Commencing November 30, 2015, Credit Parties shall furnish to Agent, together with the financial reporting required of Credit Parties in Section 4.1 hereof, a Compliance Certificate as evidence of Credit Parties’ compliance with the covenants in this Article and evidence that no Event of Default specified in this Article has occurred. The Compliance Certificate shall include, without limitation, (a) a statement and report, on a form approved by Agent, detailing Credit Parties’ calculations, and (b) if requested by Agent, back-up documentation (including, without limitation, invoices, receipts and other evidence of costs incurred during such quarter as Agent shall reasonably require) evidencing the propriety of the calculations.

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(b)         Section 4.1 (Financial Statements and Other Reports). Section 4.1 is hereby amended and restated in its entirety to read as follows:

Financial Statements and Other Reports. Staffing 360 will deliver to Agent: (a) as available, but no later than thirty (30) days after the last day of each month, a company prepared “flash report” covering Staffing 360’s and its Consolidated Subsidiaries’ consolidated operations during the period, prepared in a manner, scope and detail consistent with the Staffing 360’s flash reports provided to Agent prior to the Closing Date, certified by a Responsible Officer and in a form acceptable to Agent, (b) as available, but no later than thirty (30) days after the last day of each fiscal quarter of Staffing 360, a company prepared consolidated balance sheet, cash flow and income statement (including year-to-date results) covering Staffing 360’s and its Consolidated Subsidiaries’ consolidated operations during the period, prepared under GAAP, consistently applied, setting forth in comparative form the corresponding figures as at the end of the corresponding fiscal quarter of the previous fiscal year and the projected figures for such period based upon the projections required hereunder, all in reasonable detail, certified by a Responsible Officer and in a form acceptable to Agent; (c) together with the flash reports described in (a) above, evidence of payment and satisfaction of all payroll, withholding and similar taxes due and owing by all Credit Parties with respect to the payroll period(s) occurring during such month; (d) as soon as available, but no later than one hundred five (105) days after the last day of Staffing 360’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Agent in its reasonable discretion, provided, however, for the Staffing 360’s 2015 fiscal year only, the opinion may contain a going concern qualification that is based on the Staffing 360’s liquidity consistent with the financial information described in Section 3.5 and with the closing and fundings under the terms of this Agreement; (e) within five (5) days of delivery or filing thereof, copies of all statements, reports and notices made available to Staffing 360’s security holders or to any holders of Subordinated Debt and copies of all reports and other filings made by Borrower with any stock exchange on which any securities of Borrower are traded and/or the SEC; (f) a prompt written report of any legal actions pending or threatened against any Credit Party or any of its Subsidiaries that could reasonably be expected to result in damages or costs to any Credit Party or any of its Subsidiaries of Fifty Thousand Dollars ($50,000) or more; (g) prompt written notice of an event that materially and adversely affects the value of any Intellectual Property; and (h) budgets, sales projections, operating plans and other financial information and information, reports or statements regarding the Credit Parties, their business and the Collateral as Agent may from time to time reasonably request. Commencing November 30, 2015, Staffing 360 will, within thirty (30) days after the last day of each month, deliver to Agent (i) with the first two monthly flash reports described in clause (a) above and (ii) with quarterly financial statements described in clause (b) above, a duly completed Compliance Certificate signed by a Responsible Officer setting forth calculations showing compliance with the financial covenants set forth in this Agreement. Promptly upon their becoming available, Borrower shall deliver to Agent copies of all Swap Contracts and Material Contracts. Borrower will, within ten (10) Business Days after the last day of each month, deliver to Agent a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable and accounts payable (by invoice date). Credit Parties shall, every ninety (90) days on a schedule to be designated by Agent, and at such other times as Agent shall request, deliver to Agent a schedule of Eligible Accounts denoting, for the thirty (30) largest Account Debtors during such quarter, such Account Debtor’s credit rating(s), if any, as rated by A.M. Best Company, Standard & Poor’s Corporation, Moody’s Investors Service, Inc., FITCH, Inc. or other applicable rating agent.

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4.         Confirmation of Representations and Warranties; Reaffirmation of Security Interest.

(a)         Borrower hereby confirms that all of the representations and warranties set forth in Article 3 of the Credit Agreement are true and correct with respect to Borrower as of the date of the Credit Agreement except to the extent such representations and warranties specifically relate to an earlier date and covenants to perform its obligations under the Credit Agreement. To induce Agent and Lender to enter into this Agreement, Borrower and Staffing 360 further represent and warrant that:

(i)         no Default or Event of Default has occurred or is continuing as of the date hereof; and

(ii)         the execution, delivery and performance by Borrower and Staffing 360 of this Amendment are within each of its corporate powers and have been duly authorized by all necessary corporate action, and this Amendment is the legal, valid and binding obligation of Borrower and Staffing 360 enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by equitable principles, and neither the execution, delivery or performance by Borrower and Staffing 360 of this Agreement (A) violates any Law, or any other rule or decree of any Governmental Authority, (B) conflicts with or results in the breach or termination of, constitutes a default under or accelerates any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower or Staffing 360 is a party or by which Borrower or Staffing 360 or any of its property is bound, except for such conflicts, breaches, terminations, defaults or accelerations that would not reasonably be expected to have a Material Adverse Effect, (C) results in the creation or imposition of any Lien upon any of the Collateral, (D) violates or conflicts with the by-laws or other organizational documents of Borrower and Staffing 360, or (E) requires the consent, approval or authorization of, or declaration or filing with, any other Person, except for those already duly obtained.

(b)         Borrower and Staffing 360 confirms and agrees that all security interests and Liens granted to Agent continue in full force and effect, and all Collateral remains free and clear of any Liens, other than those granted to Agent and Permitted Liens. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral. For the avoidance of any doubt, the Collateral secures repayment of the Obligations and the Affiliated Obligations, and in furtherance thereof, Borrower and Staffing 360 hereby reaffirm the grant to Agent, for the benefit of itself and Lenders, of a continuing first priority Lien on and security interest in all of the Collateral as for the payment and performance of the Obligations, and for the payment and performance of all obligations under the Affiliated Financing Documents.

5.         Enforceability. This Amendment constitutes the legal, valid and binding obligation of Borrower and Staffing 360, and is enforceable against Borrower and Staffing 360 in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

6.         Costs and Fees. In consideration of Agent’s agreement to enter into this Amendment, the Borrower shall be responsible for the payment of all reasonable costs and fees of Agent’s counsel incurred in connection with the preparation of this Amendment and any related documents. If Agent or any Lender uses in-house counsel for any of these purposes, Borrower further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent or such Lender for the work performed. Borrower hereby authorizes Agent to deduct all of such fees set forth in this Section 6 from the proceeds of one or more Revolving Loans made under the Credit Agreement.

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7.         Conditions to Effectiveness. This Amendment shall become effective as of the date on which each of the following conditions has been satisfied (the “Effective Date”):

(a)         Borrower and Staffing 360 shall have delivered to Agent this Amendment, duly executed by an authorized officer of each Credit Party;

(b)         [Reserved];

(c)         all representations and warranties of Borrower contained herein shall be true and correct in all material respects as of the Effective Date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(d)         [Reserved]; and

(e)         Agent shall have received from Borrower of all of the due and payable fees owing pursuant to this Amendment and Agent’s reasonable out-of-pocket legal fees and expenses.

8.         Release. Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees (collectively, “Releasing Parties”), does hereby fully and completely release, acquit and forever discharge each Indemnitee of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Indemnitees (or any of them), whether directly or indirectly. Borrower acknowledges that the foregoing release is a material inducement to Agent’s and Lender’s decision to enter into this Amendment and to agree to the modifications contemplated hereunder.

9.         No Waiver or Novation. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

10.         Affirmation. Except as specifically amended pursuant to the terms hereof, the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrower. Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement (as amended hereby) and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

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11.         Miscellaneous.

(a)         Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Amendment. Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrower.

(b)         Incorporation of Credit Agreement Provisions. The provisions contained in Section 11.6 (Indemnification), Section 12.8 (Governing Law; Submission to Jurisdiction) and Section 12.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(c)         Headings. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d)         Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version (e.g., ..pdf or .tif file) of an executed signature page shall be treated as delivery of an original and shall bind the parties hereto. This Amendment constitutes the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Amendment under seal as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FUNDING X TRUST

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem	(SEAL)
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

LENDER:	MIDCAP FUNDING X TRUST

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem	(SEAL)
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

Signature Page (1 of 2) to Amendment No. 1 to Credit and Security Agreement

BORROWER:	PEOPLESERVE PRS, INC., a Massachusetts corporation

	By:	/s/ Linda Moraski	(Seal)
	Name:	Linda Moraski
	Title:	CEO and President

STAFFING 360:	STAFFING 360 SOLUTIONS, INC., a Nevada corporation

	By:	/s/ Jeff R. Mitchell	(Seal)
	Name:	Jeff R. Mitchell
	Title:	Chief Financial Officer

Signature Page (2 of 2) to Amendment No. 1 to Credit and Security Agreement